UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) September 23, 2008
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-815 (Commission File Number)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At a meeting held September 19, 2008, the Board of Directors of E. I. du Pont de Nemours (“Company”) took the following actions:
•	Named Ellen J. Kullman, 52, President of the Company, effective October 1, 2008.

•	Elected Ms. Kullman to the Board of Directors effective October 1, 2008.

•	Appointed Ms. Kullman to the position of Chief Executive Officer of the Company, a position currently held by Chad O. Holliday, effective January 1, 2009.
Mr. Holliday will remain employed by the Company in the role of Chairman for a period of transition after which it is anticipated that Ms. Kullman will become Chairman of the Board.
Ms. Kullman joined DuPont in 1988 as marketing manager and progressed through various roles as global business director and was named vice president and general manager of White Pigment & Mineral Products in 1995. In 2000, Ms. Kullman was named group vice president and general manager of several businesses and new business development. She became group vice president-DuPont Safety & Protection in 2002. In June 2006, Ms. Kullman was named Executive Vice President, the position she currently holds, and assumed leadership of Marketing & Sales along with Safety and Sustainability. In March 2008, Ms. Kullman assumed overall leadership for the company’s actions to drive aggressive growth in international markets. Ms. Kullman is a member of the board of directors of General Motors Corporation.
The spouse of Ms. Kullman is Director-Corporate Marketing at DuPont and received total compensation in 2007 valued at $340,000, which is commensurate with that of his peers. It is anticipated that Mr. Kullman’s total compensation for 2008 will be comparable to his 2007 total compensation.
The Board approved an increase in Ms. Kullman’s annual salary from $665,000 to $900,000, effective October 1, 2008, to reflect her appointment as President as of that date. The Board also approved an increase in Ms. Kullman’s annual salary from $900,000 to $1,200,000 effective January 1, 2009 to reflect her appointment as CEO as of that date.
Management recommends and the Compensation Committee approves short-term incentive targets for all participants, including the President, principal financial officer and other named executive officers of the Company, based on an evaluation of market medians. The Board of Directors approved a target short-term incentive award for 2008 for Ms. Kullman under the Company’s EIP in the amount of $819,450, which is prorated to reflect nine (9) months in her current position and three (3) months as President.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Jeffrey L. Keefer
Jeffrey L. Keefer
Executive Vice President and Chief Financial Officer

September 23, 2008

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